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                                                                   Exhibit 10.45

                              TERM PROMISSORY NOTE

$500,000                                                      November 20, 1995

         FOR VALUE RECEIVED Nicholas M. Jaksich, an unmarried individual resident of Minnesota (the "Maker") hereby promises to pay to the order of ValueVision International, Inc. ("ValueVision"), a Minnesota corporation, at 6740 Shady Oak Road, Minneapolis, MN 55344-3433, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Five Hundred Thousand and no/100 Dollars ($500,000), together with accrued interest thereon from the date hereof at an annual rate of interest equal to five and seven-eighths percent (5-7/8%) per annum as follows:

         All principal, interest and any other amounts owing under the Mortgage shall be due and payable in full on November 20, 1996, except for otherwise provided herein. Interest shall accrue monthly on the unpaid principal balance.

         The Maker hereby waives presentment for payment, demand, protest, notice of protest, notice of dishonor and notice of nonpayment of this Promissory Note.

         Notwithstanding anything to the contrary herein, the Maker understands and agrees that the entire unpaid principal balance of this Promissory Note together with all accrued interest thereon shall become immediately due and payable in full if Nicholas M. Jaksich ceases to be employed by ValueVision, whether by resignation, involuntary termination, death, disability or otherwise.

         This Promissory Note is secured by a security interest in certain shares of common stock of ValueVision that were pledged by the Maker pursuant to that certain Collateral Pledge Agreement dated of even date herewith (the "Pledge Agreement") and by that certain Mortgage on certain real property located at 6400 Parkwood Road, Edina Minnesota 55436, Lot 1, Block 1, Parkwood Knolls in Hennepin County (the "Property") of even date herewith (the "Mortgage"). Any default under the Pledge Agreement or Mortgage shall also constitute a default hereunder.

         If the Maker fails to pay any sum which is required to be paid hereunder on the due date thereof or defaults under the terms of the Mortgage or the Pledge Agreement or any other obligation to any third party that is secured by the Property or transfers any interest in the Property encumbered by the Mortgage, the holder of this Promissory Note shall have the right, upon any such event, to declare the entire indebtedness evidenced by this Promissory Note to be immediately due and payable in full. The Maker agrees to pay all costs of collecting this Promissory Note including, but not limited to, attorneys' fees and legal expenses if any payment due hereunder is not made when due (whether by acceleration or otherwise) or any other default hereunder occurs, whether suit is commenced or not, including costs and expenses in litigation, bankruptcy or insolvency proceedings together with interest on any such costs from the date paid at the rate provided for in this Promissory Note.
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         The Maker of this Promissory Note shall have right to prepay all or any part of the principal balance hereunder at any time prior to maturity without penalty.

         The Maker hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related in any way to this Promissory Note or any security or guarantee for this Promissory Note and waives any argument that venue in such quorums is not convenient, and agrees that any litigation initiated by the Maker against the payee or any other holder of this Promissory Note relating in any way to this Promissory Note or any security or guarantee for this Promissory Note shall be venued in either the District Court of Hennepin County, Minnesota or the United States District Court, District of Minnesota, Fourth Division.

         No waiver of any right or remedy under this Promissory Note shall be valid unless in a writing executed by the holder of this Promissory Note and any such waiver shall be effective only in the specific instance and for the specific purpose given. All rights and remedies of the holder of this Promissory Note shall be cumulative and may be exercised singly, concurrently or successively.

         This Promissory Note shall be construed and interpreted in accordance with the laws of the State of Minnesota.



                                             /s/ Nicholas M. Jaksich
                                             ----------------------------------
                                             Nicholas M. Jaksich, an individual
                                             "Maker"